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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-156487) of Penn National Gaming, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-176723) pertaining to the 2008 Long Term Incentive Compensation Plan,

  (3)
  Registration Statement (Form S-8 No. 333-157669) pertaining to the 2008 Long Term Incentive Compensation Plan,

  (4)
  Registration Statement (Form S-8 No. 333-125928) pertaining to the Nonqualified Stock Option Agreement with Peter M. Carlino,

  (5)
  Registration Statement (Form S-8 No. 333-108173) pertaining to the Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan, and

  (6)
  Registration Statement (Form S-3 No. 333-186366) of Penn National Gaming, Inc.;

of our reports dated February 27, 2014, with respect to the consolidated financial statements of Penn National Gaming, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Penn National Gaming, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Penn National Gaming, Inc. and Subsidiaries for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 27, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm